July 29, 2004
FOR IMMEDIATE RELEASE
Telephone: (609) 561-9000
Investor Relations Contact: Steve Clark x4260
Media Contact: Joanne Brigandi x4240


                     SJI Doubles Earnings for Second Quarter
                       Delivers Six Month Record Earnings

Folsom, NJ - South Jersey Industries (NYSE:SJI) today reported earnings from continuing operations of $3.9 million, or $0.28 per share for the second quarter of 2004 compared with $2.0 million, or $0.16 per share, for the same period last year.

"SJI's ability to continue to generate strong earnings growth reflects the effectiveness of our strategic plan, particularly with regard to our non-utility businesses," said SJI CEO Edward Graham. "These focused strategies have produced consistent profit and dividend growth at the same time we have been substantially strengthening the balance sheet. We are very pleased to deliver that performance to our shareholders." SJI's earnings from continuing operations for the first six months of 2004 were a record $28.4 million or $2.08 per share compared with $24.8 million or $2.00 per share for the same period in 2003.

Second Quarter 2004 Business and Financial Highlights:

Non-Utility Operations - Earnings Accounted for 79% of SJI's Bottom Line
Growth of SJI's non-utility businesses has dramatically enhanced second quarter profitability. Non-utility activities contributed $3.1 million of net income for the quarter, compared with $1.3 million for the second quarter of 2003. Key contributing factors were:

o        Marina Energy - Continues To Outperform Expectations
         For the quarter, Marina contributed $700,000 to SJI's net income, up $540,000 over the same period last year. The July 2003 start-up of the Atlantic City thermal energy plant, along with the January commencement of operations at its Salem County cogeneration facility were the major contributors to Marina's performance improvement over the prior year quarter. Also, in April Marina announced its

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         SJI Second Quarter 2004 Earnings Report- Add 1

         newest project, a joint venture with DCO Energy to develop and install a 1,400-kilowatt methane-to-electric power generation system at a county-owned landfill in Egg Harbor Township, NJ. The project is estimated to generate 12,000,000 kilowatt-hours per year, enough energy to power 1,000 homes for a year. In addition to providing another revenue stream for Marina, this project will also contribute to improving air quality. When methane gas is recovered as an energy source, it helps to reduce air pollution. Commercial operation of the plant is targeted for December 2004.

o        South Jersey Resources Group - Earnings Jump 65%
         SJRG posted earnings of $1.4 million for the second quarter compared with $840,000 for the same period last year. The improvement was driven by higher profits realized by SJRG on wholesale gas contracts during the quarter and the start of the fuel management contract with FPL Energy Power Marketing that was announced last year. South Jersey Energy is SJRG's largest customer, purchasing gas from SJRG to serve its retail customer base. SJRG fully hedges its gas transactions to avoid commodity price risk.

o        South Jersey Energy - Delivers $840,000 to SJI's Net Income
         SJE's second quarter results improved substantially over the same period in 2003. Residential, commercial and industrial retail gas customers increased to 93,000 at the end of the second quarter of 2004 compared with 88,000 at the end of the same period in 2003. Comparing the second quarter of 2004 to the same quarter in 2003, SJE benefited from additional customers and lower customer acquisition costs incurred during the current period. Retail electric contributed $240,000 to the increase in net income for the quarter as compared with its start-up at this time last year.

Utility Operations - Profits up 22%
For the quarter, South Jersey Gas contributed $820,000 to SJI's bottom line, up 22% from the second quarter of 2003. The performance improvement was driven primarily by customer growth and a reduction in interest expense. Highlights include:

o        Consistent Customer Growth Continues at SJG
         SJG's growth rate of 2.7% continues to be well above the national average of 1.8 %. SJG added 8,076 customers since June 2003, bringing total customers to 306,953 as of June 30, 2004.

o        SJG Rate Restructuring and Base Rate Case Approved By BPU
         On July 7, 2004 the New Jersey Board of Public Utilities approved a restructuring of SJG's rates benefiting both gas customers and shareholders. The rate change has two major components. First, the BPU approved an increase in SJG's base

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         SJI Second Quarter 2004 Earnings Report- Add 2

         rates of $20.0 million, which is projected to increase SJG's bottom line by an annualized $8.5 million. Second, the BPU approved a $38.9 million rate reduction eliminating several rate clauses, which were used primarily to recover historic gas costs that are now recovered. These clause reductions do not impact the company's earnings. The rate restructuring became effective July 8 and will reduce the typical residential heating customer's gas bill during a winter month by approximately 5%.

o BPU Approves Move of Appliance Service Business out of SJG On July 23, 2004 the BPU approved the transfer of SJG's appliance service business from the utility to South Jersey Energy Service Plus, a non-utility subsidiary of SJI. This repositioning will significantly improve our ability to address customer needs and adapt to changing market conditions. The appliance service business will be merged with our HVAC installation business during the third quarter of 2004.

Balance Sheet Improvement Continues
The combination of strong earnings and additional equity raised during the past year has significantly enhanced SJI's balance sheet. Balance sheet strength, as measured by the ratio of total equity to total capitalization, improved to 49.5 % at June 30, 2004 from 39.4% at the same point in 2003. A strong balance sheet will enable SJI to take advantage of future growth opportunities while remaining the safe, strong, dependable investment that our shareholders expect.

                       Webcast and Conference Call Details

South Jersey Industries President and CEO, Edward Graham, will host an open conference call and webcast to discuss the company's second quarter 2004 earnings on Thursday, July 29, 2004 at 11:00 a.m. EDT. To participate in the conference call, dial 1-800-299-8538, approximately 10 minutes ahead of the scheduled time, provide the passcode of 86777356.

To listen to a live webcast, simply visit the South Jersey Industries website at http://sjindustries.com, click Investors and then click the webcast icon. A recorded version of the webcast will be available at SJI's website following the call. A rebroadcast of the conference call will also be available by calling 1-888-286-8010 and entering the code: 80796589. SJI encourages shareholders, media and members of the financial community to attend the conference call and/or listen to the webcast.


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         SJI Second Quarter 2004 Earnings Report-Add 3

                           Forward-Looking Statements

This news release contains forward-looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, actual results may differ materially due to numerous important factors that are described in SJI's most recent reports on SEC Form 10-K and 10Q. SJI assumes no duty to update these statements should actual events differ from expectations.

South Jersey Industries (NYSE:SJI) is an energy services holding company for South Jersey Gas, South Jersey Energy, South Jersey Resources Group, South Jersey Energy Service Plus and Marina Energy. Visit http://sjindustries.com for more information about SJI and its subsidiaries.
                                       ###

                                     SJI-3



                 SOUTH JERSEY INDUSTRIES, INC. AND SUBSIDIARIES
                         COMPARATIVE EARNINGS STATEMENTS
                    (In Thousands Except for Per Share Data)
                                    UNAUDITED

                                                       Three Months Ended
                                                             June 30,
                                                    -------------------------
                                                       2004          2003
                                                    -----------   -----------
Operating Revenues:
     Utility                                          $ 70,039      $ 68,164
     Nonutility                                         64,535        38,051
                                                    -----------   -----------

        Total Operating Revenues                       134,574       106,215
                                                    -----------   -----------

Operating Expenses:
     Cost of Gas Sold - Utility                         42,477        41,965
     Cost of Sales - Nonutility                         55,942        34,682
     Operation and Maintenance                          22,990        19,839
     Energy and Other Taxes                              2,088         2,207
                                                    -----------   -----------

Operating Income                                        11,077         7,522
                                                    -----------   -----------

Other Income and Expense:
     Equity in Affiliated Companies                        267           192
     Other                                                 137            65
                                                    -----------   -----------

        Total Other Income and Expense                     404           257
                                                    -----------   -----------

Interest Charges  *                                      4,971         4,530

Income Taxes                                             2,590         1,293
                                                    -----------   -----------

Income from Continuing Operations                        3,920         1,956

Discontinued Operations  -  Net                           (142)         (154)

Cumulative Effect of a Change in
     Accounting Principle - Net                              -             -
                                                    -----------   -----------

Net Income Applicable to Common Stock                  $ 3,778       $ 1,802
                                                    ===========   ===========

Basic Earnings Per Common Share (Based on
  Average Basic Common Shares Outstanding):
     Continuing Operations                              $ 0.29        $ 0.16
     Discontinued Operations  - Net                      (0.01)        (0.01)
     Cumulative Effect of a Change in
        Accounting Principle - Net                           -             -
                                                    -----------   -----------

Basic Earnings Per Common Share                         $ 0.28        $ 0.15
                                                    ===========   ===========

Average Common Shares Outstanding - Basic               13,730        12,387

Diluted Earnings Per Common Share (Based on
  Average Diluted Common Shares Outstanding):
     Continuing Operations                              $ 0.28        $ 0.16
     Discontinued Operations  - Net                      (0.01)        (0.01)
     Cumulative Effect of a Change in
        Accounting Principle - Net                           -             -
                                                    -----------   -----------

Diluted Earnings Per Common Share                       $ 0.27        $ 0.15
                                                    ===========   ===========

Average Common Shares Outstanding - Diluted             13,848        12,489


                                                        Six Months Ended
                                                            June 30,
                                                    -------------------------
                                                       2004          2003
                                                    -----------   -----------
Operating Revenues:
     Utility                                         $ 265,317     $ 284,304
     Nonutility                                        174,731       101,737
                                                    -----------   -----------

        Total Operating Revenues                       440,048       386,041
                                                    -----------   -----------

Operating Expenses:
     Cost of Gas Sold - Utility                        173,868       197,032
     Cost of Sales - Nonutility                        156,931        90,899
     Operation and Maintenance                          45,759        39,373
     Energy and Other Taxes                              6,960         7,321
                                                    -----------   -----------

Operating Income                                        56,530        51,416
                                                    -----------   -----------

Other Income and Expense:
     Equity in Affiliated Companies                        423           379
     Other                                                 858           (50)
                                                    -----------   -----------

        Total Other Income and Expense                   1,281           329
                                                    -----------   -----------

Interest Charges  *                                      9,932         9,280

Income Taxes                                            19,500        17,672
                                                    -----------   -----------

Income from Continuing Operations                       28,379        24,793

Discontinued Operations  -  Net                           (282)         (302)

Cumulative Effect of a Change in
     Accounting Principle - Net                              -          (426)
                                                    -----------   -----------

Net Income Applicable to Common Stock                 $ 28,097      $ 24,065
                                                    ===========   ===========

Basic Earnings Per Common Share (Based on
  Average Basic Common Shares Outstanding):
     Continuing Operations                              $ 2.09        $ 2.01
     Discontinued Operations  - Net                      (0.02)        (0.03)
     Cumulative Effect of a Change in
        Accounting Principle - Net                           -         (0.03)
                                                    -----------   -----------

Basic Earnings Per Common Share                         $ 2.07        $ 1.95
                                                    ===========   ===========

Average Common Shares Outstanding - Basic               13,561        12,316

Diluted Earnings Per Common Share (Based on
  Average Diluted Common Shares Outstanding):
     Continuing Operations                              $ 2.08        $ 2.00
     Discontinued Operations  - Net                      (0.02)        (0.03)
     Cumulative Effect of a Change in
        Accounting Principle - Net                           -         (0.03)
                                                    -----------   -----------

Diluted Earnings Per Common Share                       $ 2.06        $ 1.94
                                                    ===========   ===========

Average Common Shares Outstanding - Diluted             13,655        12,408


                                                      Twelve Months Ended
                                                            June 30,
                                                    -------------------------
                                                       2004          2003
                                                    -----------   -----------
Operating Revenues:
     Utility                                         $ 468,691     $ 465,466
     Nonutility                                        282,136       164,470
                                                    -----------   -----------

        Total Operating Revenues                       750,827       629,936
                                                    -----------   -----------

Operating Expenses:
     Cost of Gas Sold - Utility                        309,299       314,055
     Cost of Sales - Nonutility                        251,024       147,447
     Operation and Maintenance                          95,878        80,193
     Energy and Other Taxes                             11,669        12,165
                                                    -----------   -----------

Operating Income                                        82,957        76,076
                                                    -----------   -----------

Other Income and Expense:
     Equity in Affiliated Companies                        830           954
     Other                                               1,044          (126)
                                                    -----------   -----------

        Total Other Income and Expense                   1,874           828
                                                    -----------   -----------

Interest Charges  *                                     21,268        19,445

Income Taxes                                            25,424        23,693
                                                    -----------   -----------

Income from Continuing Operations                       38,139        33,766

Discontinued Operations  -  Net                           (754)         (576)

Cumulative Effect of a Change in
     Accounting Principle - Net                              -          (426)
                                                    -----------   -----------

Net Income Applicable to Common Stock                 $ 37,385      $ 32,764
                                                    ===========   ===========

Basic Earnings Per Common Share (Based on
  Average Basic Common Shares Outstanding):
     Continuing Operations                              $ 2.89        $ 2.76
     Discontinued Operations  - Net                      (0.05)        (0.05)
     Cumulative Effect of a Change in
        Accounting Principle - Net                           -         (0.03)
                                                    -----------   -----------

Basic Earnings Per Common Share                         $ 2.84        $ 2.68
                                                    ===========   ===========

Average Common Shares Outstanding - Basic               13,182        12,220

Diluted Earnings Per Common Share (Based on
  Average Diluted Common Shares Outstanding):
     Continuing Operations                              $ 2.87        $ 2.74
     Discontinued Operations  - Net                      (0.06)        (0.05)
     Cumulative Effect of a Change in
        Accounting Principle - Net                           -         (0.03)
                                                    -----------   -----------

Diluted Earnings Per Common Share                       $ 2.81        $ 2.66
                                                    ===========   ===========

Average Common Shares Outstanding - Diluted             13,282        12,315

* Net of rate recovery of carrying costs on certain unrecovered fuel and environmental remediation expenses.